                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/


Filed by a Party other than the Registrant   / /

Check the appropriate box:


/ /            Preliminary Proxy Statement
/ /            Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
/X/            Definitive Proxy Statement
/ /            Definitive Additional Materials
/ /            Soliciting Material Pursuant to Section  240.14a-11(c) or Section
                240.14a-12

                               THE TITAN CORPORATION
                  (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
    2)   Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
    4)   Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
    5)   Total fee paid:

         ----------------------------------------------------------------------

/ / Fee paid with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    1)   Amount Previously Paid:

         ----------------------------------------------------------------------
    2)   Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
    3)   Filing Party:

         ----------------------------------------------------------------------
    4)   Date Filed:

         ----------------------------------------------------------------------

                               THE TITAN CORPORATION

                               3033 SCIENCE PARK ROAD
                            SAN DIEGO, CALIFORNIA 92121
                                   (619) 552-9500


September 8, 1998

Dear Stockholder:

     This letter accompanies the Proxy Statement for a Special Meeting of Stockholders to be held on October 21, 1998, at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, at 9:00 a.m. We hope that it will be possible for you to attend in person.

     At the meeting, the stockholders will be asked to vote on an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 45,000,000 to 100,000,000. Following the meeting, management will be pleased to answer your questions about the Company.

     The Notice of Meeting and Proxy Statement accompanying this letter describe the matter upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully. We also urge you to sign and return your proxy cards so we can be sure of a quorum to vote on this proposal for stockholder action.

                                       Sincerely,


                                       /s/ J. S. WEBB
                                       ---------------------------
                                       J. S. Webb
                                       Chairman of the Board


                                       /s/ GENE W. RAY
                                       -------------------------
                                       Gene W. Ray
                                       President and Chief
                                       Executive Officer

                               THE TITAN CORPORATION
                               3033 SCIENCE PARK ROAD
                            SAN DIEGO, CALIFORNIA 92121
                                   (619) 552-9500

                                    --------------

                     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD OCTOBER 21, 1998

To the Stockholders of The Titan Corporation:

     A Special Meeting of Stockholders of The Titan Corporation will be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on October 21, 1998, at 9:00 a.m., for the following purpose:

     1. To consider and act upon a proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 45,000,000 to 100,000,000.

     Stockholders of record at the close of business on September 4, 1998 will be entitled to vote at the meeting.


                                       By order of the Board of Directors,


                                       /s/ IRA FRAZER
                                       ------------------------------
                                       Ira Frazer
                                       SECRETARY

San Diego, California
September 8, 1998

     TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                THE TITAN CORPORATION
                               3033 SCIENCE PARK ROAD
                            SAN DIEGO, CALIFORNIA 92121

                                                              September 8, 1998

                                    ------------

                                  PROXY STATEMENT
                              SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of The Titan Corporation ("Titan" or the "Company") for use at the Special Meeting of Stockholders to be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on October 21, 1998 at 9:00 a.m. and at any adjournments thereof. The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned. Any stockholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company at any time prior to the voting or by executing and delivering a later dated proxy. A stockholder of record at the close of business on September 4, 1998, if present at the meeting, may vote in person whether or not he has previously given a proxy. This Proxy Statement and its enclosures are being mailed to the Company's stockholders on or about September 11, 1998.

     The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to and to obtain proxies from their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of William F. Doring & Co. to assist in the solicitation of proxies at an estimated cost of $5,000 plus certain out-of-pocket expenses.


                                   VOTING

     The securities of the Company entitled to vote at the meeting consist, as of the close of business on September 4, 1998, of 694,872 shares of $1.00 Cumulative Convertible Preferred Stock (the "$1.00 Preferred Stock") and 27,666,510 shares of common stock, par value $.01 per share (the "Common Stock"). Only stockholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. Each holder of $1.00 Preferred Stock is entitled to one-third (1/3) vote for each of said shares; holders of Common Stock are entitled to one vote per share. Holders of $1.00 Preferred Stock and Common Stock will vote as a single class, and will not vote separately.

     Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The proposal regarding the increase in the Company's authorized shares requires the approval of a majority of the voting power of the outstanding shares of the Company. Abstentions and broker non-votes will have the same effect as votes against such proposal.

     At the Company's Annual Meeting in 1998, approximately 90.8% of the outstanding voting power was represented and participated in the election of directors.

                        OWNERSHIP OF TITAN'S SECURITIES

     The following table sets forth certain information as to the number of shares beneficially owned as of August 19, 1998 (a) by each person who is known to the Company to own beneficially 5% or more of the outstanding shares of any class of its voting stock, (b) by each present Titan director, and each of the five most highly compensated executive officers during 1997, and
(c) by all Titan officers and directors as a group.


                  IDENTITY OF OWNER                    TITLE OF CLASS        AMOUNT AND        PERCENT
                     OR GROUP (1)                      --------------        NATURE OF           OF
                     ------------                                            BENEFICIAL         CLASS
                                                                             OWNERSHIP          -----
                                                                             ---------
Charles R. Allen                                          Common Stock          34,339(2)        *
Joseph F. Caligiuri                                       Common Stock          28,500(2)        *
Daniel J. Fink                                            Common Stock          29,850(2)        *
Robert E. La Blanc                                        Common Stock          16,750(2)        *
Thomas G. Pownall                                         Common Stock          36,015(2)        *
Gene W. Ray                                               Common Stock         622,929(2)      2.18%
J. S. Webb                                                Common Stock         117,928(2)        *
Louis L. Fowler                                           Common Stock          45,788(2)        *
Ronald B. Gorda                                           Common Stock         161,529(2)        *
Eric M. DeMarco                                           Common Stock          31,350(2)        *
John L. Slack                                             Common Stock         386,649(2)        *
Frederick L. Judge                                        Common Stock          67,183(2)        *
Wechsler & Company, Inc. (3)                              Common Stock       1,607,092         5.62%
James T. Palmer                                           Common Stock       1,453,320         5.08%
All Directors and Officers as a Group (17 Persons)        Common Stock       1,569,520(2)      5.49%




-------------
 *   Less than 1%

(1)  The address of each owner, other than Wechsler & Company, Inc. and James
     T. Palmer, is c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121. The address of Wechsler & Company, Inc. is 39 Broadway, New York, New York 10006. The address of James T. Palmer is 6157 Calle Vera Cruz, San Diego, California 92037.

(2)  Including (A) 17,500; 12,500; 17,500; 8,750; 11,250; 330,000; 45,000;
     28,500; 143,750; 25,000; 104,778, 50,000; and 817,028 shares subject to outstanding options held by Messrs. Allen, Caligiuri, Fink, La Blanc, Pownall, Ray, Webb, Fowler, Gorda, DeMarco, Slack, Judge and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after August 13, 1998; (B) 21,428 and 14,285 shares that may be obtained upon conversion of convertible debentures held by Messrs. Ray and Judge, respectively; and (C) 85,007; 26,031; 17,175; 15,279; 949; 0; 2,898; and 153,262 shares held by the trustees of the Company's 401(k) Retirement Plan and Employee Stock Ownership Plan for the accounts of Messrs. Ray, Webb, Fowler, Gorda, DeMarco, Slack, Judge and all directors and officers as a group, respectively.

(3) The sole stockholder, subject to community property laws to the extent applicable, and the Chairman of the Board, President and Chief Executive Officer of Wechsler & Company, Inc. is Norman J. Wechsler.

     Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control, and Titan has no information as to whether any shares shown in this table are subject to California community property law.

          PROPOSAL REGARDING INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has approved and recommends to the stockholders the adoption of an amendment to the Company's Restated Certificate of Incorporation (the "Amendment") that would increase the number of its authorized shares of Common Stock, par value $.01, from 45 million shares to 100 million shares.

     Since the stockholders approved the increase in the authorized number of shares to the current level of 45 million, Titan has acquired DBA Systems, Inc., Validity Corporation, Horizons Technology, Inc. and VisiCom Laboratories, Inc. through the issuance of shares of Titan Common Stock.
In addition, Titan has signed an agreement to acquire Delfin Systems, which will involve the issuance of Common Stock. More than 4.1 million shares may
be required if the pending Delfin Systems transaction is consummated.   Of
the 45 million shares of Common Stock presently authorized, approximately
28.6 million shares were outstanding (including 962,530 shares held in treasury) and approximately 14.4 million shares were reserved for issuance upon the exercise of outstanding options, warrants and convertible securities
as of August 7, 1998.   Titan has embarked on a strategy of expansion through
internal growth and acquisition of established companies in defined markets. The Board of Directors of Titan believes it would be in the best interest of Titan stockholders to have additional shares of Common Stock available for future financings, acquisitions and compensation programs, and other future needs.

     Unless otherwise required by applicable law or the rules of any exchange on which the Company's Common Stock is listed, or unless otherwise decided by the Board, the Company will issue the additional shares of Common Stock authorized by this proposal as directed by the Board without further action by the stockholders.

     The additional Common Stock to be authorized by adoption of the Amendment would have identical rights to the currently outstanding Common Stock. As with all other shares of the Company's Common Stock, the additional shares to be authorized pursuant to the Amendment would not give stockholders owning such shares any pre-emptive right to purchase additional shares of Common Stock that may be issued in the future. Adoption of the proposed Amendment would not affect the rights of the holders of currently outstanding Common Stock; however, any future issuance of such shares may be dilutive to stockholders of the Company. Although the increase in the number of authorized shares of Common Stock is not intended to be an anti-takeover device, the authorization of additional shares together with one or more subsequent issuances of equity securities could impede a potential takeover for various reasons, including the potential dilution of stock ownership of persons attempting to gain control of the Company or a potential issuance of securities to individuals or entities favorable to management. Moreover, the availability of such additional shares of Common Stock in and of itself might have the effect of discouraging an attempt to acquire control of the Company other than through negotiations with the Board of Directors. The Board of Directors is not aware of any present efforts by any person to accumulate the Company's stock or to obtain control of the Company and has no current intention to issue Common Stock for the purpose of impeding or preventing any proposed takeover.

     If the Amendment increasing the number of authorized shares is not passed, the Company will only be able to issue Common Stock in connection with its future financings, acquisitions and compensation programs within the limits imposed by its current maximum of 45 million authorized shares of Common Stock. In some future transactions in which the Board would prefer to use Common Stock, such as acquisitions, the Company may instead use some combination of cash or preferred stock. However, even if the number of authorized shares is increased to 100 million, the Board will retain the flexibility to use cash, preferred stock or some combination of the two if such an approach is advantageous. In other circumstances, the Board may decide to call a special stockholder's meeting to propose an increase in the number of authorized shares of Common Stock to enable the Company to issue such stock in connection with a particular transaction.

DESCRIPTION OF THE AMENDMENT

     The opening paragraph of Article Fourth of the Company's Restated Certificate of Incorporation, which paragraph now reads as follows:

     Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 47,500,000, consisting of 2,500,00 shares of Preferred Stock of the par value of $1.00 per share, and 45,000,000 shares of Common Stock of the par value of $.01 per share.

     shall be amended so that from and after adoption of the Amendment, said paragraph shall read as follows:

     Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 102,500,000, consisting of 2,500,00 shares of Preferred Stock of the par value of $1.00 per share, and 100,000,000 shares of Common Stock of the par value of $.01 per share.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITALIZATION OF THE COMPANY.

     This proposal will be adopted if it is approved by the holders of a majority of the voting power of the outstanding shares of the Company. Unless indicated to the contrary, the enclosed Proxy, if returned, will be voted for adoption of this proposal.

                                   OTHER BUSINESS

     In general, the Special Meeting may only consider the matter referred to in the accompanying notice. However, if other matters should be properly presented for consideration at the Special Meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                              STOCKHOLDERS' PROPOSALS

     Under the rules of the Securities and Exchange Commission, proposals by stockholders intended to be presented at the annual meeting in 1999 must be in writing and received by the Company by December 1, 1998 to be considered for inclusion in the Company's proxy material for that meeting.

                                FINANCIAL STATEMENTS

     Financial statements for fiscal year 1997 and for interim periods to date are incorporated by reference from the Company's report on Form 10-K and S-4 Registration Statement (No. 333-60127). STOCKHOLDERS MAY OBTAIN FREE OF CHARGE A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE SECRETARY, 3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121.

                                THE TITAN CORPORATION

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints Gene W. Ray, Eric DeMarco and Ira Frazer, and each of them, as proxies, with full power of substitution, and authorizes them, or any of them, to represent and vote all the shares of Common Stock and $1.00 Cumulative Convertible Preferred Stock of The Titan Corporation (the "Company") held of record by the undersigned on August 23, 1998, which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held at the corporate headquarters of the Company, 3033 Science Park Road, San Diego, California 92121, on October 21, 1998 at 9:00 a.m. or any adjournment or postponement thereof, upon the matter specified below.


          1. To amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 45,000,000 to 100,000,000.

                              / /  FOR       / /  AGAINST

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

     Each of the proxies or their substitutes present and acting at the Special Meeting shall have and may exercise all of the powers of all of the proxies designated herein.


                              Please print the name(s) appearing on each certificate over which you have voting authority:



                              -------------------------------------------------


                              Please sign your name as appearing above:



                              -------------------------------------------------
                              Authorized Signature



                                                     , 1998
                              -----------------------
                              Date of Signature


                              (Please mark, sign, date and mail this proxy card in the envelope provided. No postage is required for domestic mailing.)

                                THE TITAN CORPORATION

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints Gene W. Ray, Eric DeMarco and Ira Frazer, and each of them, as proxies, with full power of substitution, and authorizes them, or any of them, to represent and vote all the shares of Common Stock and $1.00 Cumulative Convertible Preferred Stock of The Titan Corporation (the "Company") held of record by the undersigned on September 4, 1998, which the undersigned is entitled to vote at the Special Meeting of Stockholders
(the "Special Meeting") to be held at the corporate headquarters of the Company, 3033 Science Park Road, San Diego, California 92121, on October 21, 1998 at 9:00 a.m. or any adjournment or postponement thereof, upon the matter specified below.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

/X/ Please mark your votes as in this example using dark ink only.

          1. To amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 45,000,000 to 100,000,000.

                              / /  FOR       / /  AGAINST

     Each of the proxies or their substitutes present and acting at the Special Meeting shall have and may exercise all of the powers of all of the proxies designated herein.


                              Please print the name(s) appearing on each certificate over which you have voting authority:



                              -------------------------------------------------
                              Please sign your name as appearing above:



                              -------------------------------------------------
                              Authorized Signature



                                                     , 1998
                              -----------------------
                              Date of Signature


                              (Please mark, sign, date and mail this proxy card in the envelope provided. No postage is required for domestic mailing.)